EXHIBIT 4.60

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                              TERMINATION AGREEMENT
                                     BETWEEN
                            TOWER SEMICONDUCTOR LTD.
                                       AND
                SYNOPSYS, INC. AND SYNOPSYS INTERNATIONAL LIMITED

This Termination Agreement (this "AGREEMENT") is effective as of 29 April 2004 ("Effective Date") and is made between:

SYNOPSYS, INC. a Delaware corporation, with its principal place of business at 700 East Middlefield Road, Mountain View, California 94043-4033 and SYNOPSYS INTERNATIONAL LIMITED with its principal place of business at Block 1, Blanchardstown Corporate Park, Blanchardstown, Dublin 15, Ireland (collectively "SYNOPSYS"); and

TOWER SEMICONDUCTOR LIMITED with its principal place of business at Ramat Gavriel Industry Zone, Migdal Haemek, 23105 Israel, together with certain of its controlled subsidiaries defined as the "Tower Group" in the Agreement with an Effective Date of 29 June 2001 made between Tower and, collectively, Avant! Corporation and Avant! International Distribution Limited ("AVANT!") (the "LIBRARY AGREEMENT") (Tower and all such entities referred to simply as "TOWER" in this Agreement).

WHEREAS:

A. By the Library Agreement, Avant! granted to Tower certain licenses under the Avant!-Tower 0.18 Libra-Visa Library (the "Library," as defined in the Library Agreement). The Library Agreement was amended by an instrument dated and effective 3 June 2002.

B. As of 6 June 2002 Synopsys, Inc. acquired Avant! and assumed responsibility, as Licensor, either directly or through its European subsidiary, Synopsys International Limited, for the Library Agreement.

C. The Library Agreement, as amended, provided for certain development and support of the Licensed Library Products (as defined in the Library Agreement) for the benefit of Tower and those current or future Tower customers or suppliers who are authorized to integrate all or part of the Licensed Library Products into their own integrated circuit designs ("END USERS").

D. The Parties wish to terminate the Library Agreement save for certain elements they wish to survive termination.

THEREFOR, the Parties hereby agree to the following terms and conditions.

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1.0  SCOPE

(a) The intention of the Agreement is to terminate the Library Agreement save for Tower's obligations to make certain payments, set out in Section 3 below, and those obligations in the Library Agreement, set out in Sections 5.0(a) and 8.0(a) below, which specifically are intended to survive.

(b) Capitalized terms not otherwise defined in this Termination Agreement shall have the meaning set forth in the Initial Agreement as amended.

(c) In the event of a conflict between the Library Agreement and this Agreement, the terms of this Agreement shall control.

2.0  TERMINATION OF DEVELOPMENT OBLIGATIONS

     Synopsys will no longer be required to develop the Licensed Library Products, and shall no longer be required to enter into new license agreements granting rights in the Licensed Library Products to End Users.

3.0  PAYMENT

     Within [***] of the Effective Date, Tower will pay Synopsys [***] US Dollars (USD [***]) in consideration of the matters set out in this Agreement and as an agreed sum in satisfaction of Tower's outstanding obligations under the Library Agreement, as amended, including without limitation all obligations under purchase order No. [***] dated December 5, 2003 and a SOW for the development of [***].

4.0  FEES AND PAYMENT SCHEDULE

     For absence of doubt, Tower's payment obligations under Library Agreement, as amended, including without limitation the payment schedules set forth in Exhibits 2 and 3 of Amendment No. 1 and in any purchase order issued under the Library Agreement, as amended, are superseded in their entirety by the terms of Section 3.0 of this Agreement. All payment obligations of Tower under the Library Agreement, as so amended, are cancelled, other than those expressly set forth in Section 3 of this Agreement.

5.0  LICENSE RIGHTS AND RESTRICTIONS

(a) Notwithstanding anything to the contrary in this Agreement, all grants of Intellectual Property rights granted to Tower and to End Users under the Library Agreement, as amended, shall continue in full force and effect.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

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(b)  Subject to Tower's payment obligations under Section 3.0 of this Agreement,
     Synopsys grants to Tower, under Synopsys' Relevant Intellectual Property Rights (as defined in Section 5.0(c) below), a non-exclusive, irrevocable, world-wide, royalty-free license, with the right to sub-license, to Use (as defined in Section 5.0(d) below) and otherwise commercialize and exploit the Technical Information (as defined in Section 6 below).

(c) As used in this Agreement, "RELEVANT INTELLECTUAL PROPERTY RIGHTS" shall mean any and all Intellectual Property Rights (as defined in Section 7.0 below) that would be infringed or misappropriated by Use, as defined in the next sentence, of the subject of a license grant under this Agreement, absent a license. (1)

(d)  As used in this Agreement, "USE" shall mean:

     (i) with respect to patents, patent rights and applications therefor, to make, use, sell, have made, offer to sell, import, and, to the extent applicable in any jurisdiction(s), export;

     (ii) with respect to copyrights, maskworks and applications therefor, to copy, distribute, create derivative works of, publicly display and, to the extent applicable, publicly perform;

     (iii) with respect to trade secrets, rights in confidential information and know-how, any activity set forth in (i) and (ii) above;

     (iv) with respect to moral rights, the irrevocable waiver of all moral rights in a work; and

     (v) with respect to trademarks, tradenames and service marks, any display that takes place merely by virtue of engaging in any of (i) through
          (iv) above, but not, for absence of doubt, use on or in connection with any product or service that requires any act over and above such activities.

(e)  Notwithstanding the foregoing, Tower undertakes:

     i. not to use the Technical Information at silicon manufacturers other than Tower, in a manner that [***] in the business of [***] (including [***] and [***]) (the "[***]") and either:

          (A) does not benefit any current or future [***] who is or may be under the terms of this Agreement authorized to integrate all or part of the [***] into its own integrated circuit designs ("END USERS"); or :

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

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          (B)  does not relate to arrangement(s) between Tower and [***]
               regarding [***]or [***];

     ii. not to provide any Technical Information to any Synopsys library competitor (a list of whom is set forth in EXHIBIT B to this Agreement and is incorporated herein by reference, which list may be updated from time to time) (each such entity set forth on Exhibit B being a "SYNOPSYS COMPETITOR") without a contractual commitment by the Synopsys Competitor to keep all Technical Information in confidence and not to use the Technical Information to [***] (provided that Tower will not be required to retrospectively change the terms of any agreement already entered by virtue of a subsequent update to the list of Synopsys competitors on Exhibit B); and

     iii. prior to the disclosure of Technical Information to a third party, for the purpose of modification or enhancement, to execute an agreement:

          A. of sufficient breadth to protect Synopsys' interests and rights in the Technical Information ; and,

          B. restricting use of the Technical Information by the third party, for the benefit of Tower.

6.0  CONVEYANCE OF LIBRARIES, TECHNICAL DATA AND DEVELOPMENT ENVIRONMENTS

     Within [***]days of the Effective Date, Synopsys shall transfer to Tower full and complete copies of the libraries and technical data as set out in further detail on Exhibit A to this Agreement ("TECHNICAL INFORMATION"), which shall be regarded as Confidential Information. The parties intend that the Technical Information will include all useful and desirable aspects of [***], including without limitation [***]and one copy each of the most recent version of all existing [***]and related documentation, as applicable, and including [***] for all [***]technology generation. Tower will review the Technical Information, and, within [***]days of the Effective Date, communicate its acceptance or rejection of the Technical Information in its sole discretion. If Tower rejects the Technical Information within [***]days of the Effective Date, this Agreement shall not continue, provided, however, that if Tower fails to communicate acceptance or rejection within such period, the Technical Information shall be deemed accepted.

7.0  OWNERSHIP

(a) As between the Parties, this Agreement will not change the ownership of each Party's pre-existing Intellectual Property Right(s) (as defined in the next sentence), which will continue to be owned by the Party owning such rights immediately before the Effective Date. As used in this Agreement, "INTELLECTUAL PROPERTY RIGHTS" means patents, patent rights, copyrights, trade secrets, rights in confidential information and know-how, service marks, maskworks, moral rights, tradenames and trademarks, and any applications for any of the foregoing, in all countries in the world.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

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(b)  Subject to each party's ownership rights set forth in Section 7.0(a) of this Agreement, Tower will own all Intellectual Property Rights relating to any enhancement to, derivative, of or incremental development work based on or relating to ("ENHANCEMENT") the Technical Information, to the extent any such Enhancement is developed [***] or by any [***] (including in such event and without limitation Synopsys).

(c) Subject to each party's ownership rights set forth in Section 7.0(a) of this Agreement, Synopsys will own all Intellectual Property Rights relating to any Enhancement to the extent such Enhancement is developed by or for Synopsys or its contractors, independent of any services performed by Synopsys or its subcontractors for Tower.

8.0  SURVIVAL

(a) Notwithstanding termination, the rights and obligations of the parties set forth in Sections 2 (License Grant), 10.2 (Authority), 11 (Confidential Information), 12 (Indemnification), 13(Limitation of Liability), 16 (Export Control), 17.3 (Addresses for Service) and 18 (General) of the Library Agreement shall survive and continue after the Effective Date, as shall the parties' rights and obligations under this Agreement, and, for absence of doubt and without limiting Section 5 of this Agreement, any license rights granted to Tower under the Library Agreement more extensive than the rights granted under Section 5 of this Agreement.

(b) All other rights and obligations under the Library Agreement (including, for the avoidance of doubt, any rights under its Section 14 (Term & Termination)) are hereby terminated.IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed by their duly authorized representatives.

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[***] THE CONFIDENTIAL PORTION OF THIS AGREEMENT HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIALITY.

SYNOPSYS, INC.                              TOWER SEMICONDUCTOR LTD.


By: ________________________________        By: ________________________________

Name: ______________________________        Name: ______________________________

Title: _____________________________        Title: _____________________________

Date: ______________________________        Date: ______________________________


SYNOPSYS INTERNATIONAL LIMITED


By: ________________________________

Name: ______________________________

Title: _____________________________

Date: ______________________________